Exhibit 3.266

State of North Carolina

Department of the Secretary of State

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is:	HARRAH’S NC Casino Company, LLC

2. The latest date on which the limited liability company is to dissolve is:	May 1, 2095

3.	The name and address of each organizer executing these articles of organization is as follows (at least two persons must execute this document attach additional page if necessary):

Harrah’s Club	Harrah’s Management Company
206 North Virginia Street	206 North Virginia Street
Reno, NV 89501	Reno, NV 89501

4.	The street address and county of the initial registered office of the limited liability company is:

Number and Street	225 Hillsborough Street

City, State, Zip Code	Raleigh, North Carolina 27603	County	Wake

5.	The mailingaddress if different from the street address of the initial registered office is:

6. The named of the initial registered agent is:	CT Corporation System

7.	Check one of the following:

☒	(i) Member-managed LLC: all of the members by virtue of their status as members shall be managers of this limited liability company.
☐	(ii) Manager-managed LLC: except as provided by N.C.G.S. §57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

8. Any other provisions which the limited liability company elects to include are attached.

9. These articles will be effective upon filing, unless a date and/or time is specified:

This the 20th day of April, 1995

HARRAH’S CLUB		HARRAH’S MANAGEMENT COMPANY

By:	/s/ John M. Boushy	By:	/s/ Michael M. Regan
	Signature		Signature
	John M. Boushy		Michael M. Regan

SVP, IT and Corporate Marketing Services	Vice President & Treasurer
Type or Print Name and Title	Type or Print Name and Title

NOTES:

1.	Filing fee is $100. This document and one exact of conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION	300 N. SALISBURY STREET	RALEIGH, NC27603-5909